UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2022

GAN Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-39274	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

400 Spectrum Center Drive

Suite 1900

Irvine, CA 92618

(Address of principal executive offices, including ZIP code)

(702) 964-5777

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value	GAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2022, GAN Limited (the “Company”) entered into a separation and release agreement (the “Separation Agreement”) with Karen E. Flores, the Company’s former Chief Financial Officer. As previously reported by the Company, Ms. Flores resigned from her position effective November 25, 2022.

Under the terms of the Separation Agreement, in exchange for a general release of claims and subject to compliance with the terms of the Separation Agreement, Ms. Flores is entitled to (i) a lump sum payment of $300,000, (ii) restricted stock units with a deemed value of $225,000, which stock units will immediately vest upon expiration of the revocation period (as defined in the agreement), (iii) vesting of the 127,119 restricted stock units issued to Ms. Flores in March of 2022, also upon expiration of the revocation period, and (iv) a three-year extension of the exercise period for certain outstanding options. Under certain circumstances, the Company is obligated to make certain additional payments in the event the value of the stock underlying the RSUs is less than a specified amount on the date of sale by Ms. Flores.

In addition, the Separation Agreement provides that Ms. Flores will provide financial consulting services to the Company beginning on the date of the Agreement through March 31, 2023 for consideration of $225,000, payable in three equal monthly installments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAN Limited

Date: January 4, 2023	By:	/s/ Sylvia Tiscareño
Sylvia Tiscareño
Chief Legal Officer & Corporate Secretary